NDS ANNOUNCES RECEIPT OF FINAL COURT APPROVAL OF SCHEME

NEW YORK and LONDON – February 4, 2009: NDS Group Limited (“NDS”) announced that earlier today, the High Court of Justice in England and Wales approved the remaining elements of the scheme of arrangement pursuant to which News Corporation and two subsidiaries of funds advised by Permira Advisers LLP will take NDS private.  The scheme is expected to become fully effective on February 5, 2009, upon the registration of a copy of the court order with the Registrar of Companies in England and Wales and the last day for trading in ADSs is expected to be February 4, 2009.

About NDS
NDS, a privately owned company whose controlling shareholders will, upon the scheme becoming fully effective, be News Corporation and the Permira Newcos, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

Cautionary Statement Concerning Forward-looking Statements
This announcement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market, regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in our filings with the US Securities and Exchange Commission. Any “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation, nor do we undertake, to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

For further information:
NDS
Yael Fainaro (Investor Relations)
Tel: +44 20 8476 8287

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